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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors
Endo Pharmaceuticals Holdings Inc.

We consent to the use in this Registration Statement of Endo Pharmaceuticals Holdings Inc. on Form S-4 of our report dated February 28, 2000, appearing in the Proxy Statement/Prospectus, which is a part of this Registration Statement, and to the references to us under the headings "Selected Financial Data" and "Experts" in such Proxy Statement/Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Endo Pharmaceuticals Holdings Inc., listed in Item 21. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


/s/ Deloitte & Touche LLP


Deloitte & Touche LLP

Philadelphia, Pennsylvania
June 9, 2000